UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Restricted Stock Award Grant Notice and Restricted Stock Award Agreements and Stock Option Grant Notice and Non-Qualified Stock Option Agreements

On October 26, 2005, the board of directors of Leap Wireless International, Inc. (the "Company") approved amendments to the Restricted Stock Award Grant Notice and Restricted Stock Award Agreements (Five-Year Vesting) (the "Five-Year Vesting Restricted Stock Agreements") and the Stock Option Grant Notice and Non-Qualified Stock Option Agreements (Five-Year Vesting) (the "Five-Year Vesting Stock Option Agreements") governing restricted stock and stock option awards previously granted under the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the "Plan"). The Company filed a Current Report on Form 8-K on January 6, 2005, describing the material terms of the Plan. The Plan is attached as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on January 11, 2005. The forms of the Five-Year Vesting Restricted Stock Agreement and the Five-Year Vesting Stock Option Agreement were filed as exhibits to the Current Report on Form 8-K filed by the Company with the SEC on June 23, 2005.

The amendments revise Section 3(b) of Exhibit B to the Five-Year Vesting Restricted Stock Agreements and the Five-Year Vesting Stock Option Agreements such that in the event an employee has a termination of employment by reason of discharge by the Company other than for cause, or as a result of the employee’s resignation for good reason, during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, each stock option and restricted stock award will automatically accelerate and become exercisable and/or vested (i) if the change in control occurs prior to January 1, 2006, as to 25% of the then unvested shares subject to such stock option or restricted stock award, or (2) if the change in control occurs on or after January 1, 2006, as to any remaining unvested shares subject to such stock option or restricted stock award. Such acceleration will occur upon termination of employment or, if later, immediately prior to such change in control. The terms "change in control", "cause" and "good reason" are defined in the applicable award agreements.

Exhibit B of Five-Year Vesting Restricted Stock Agreements and Five-Year Vesting Stock Option Agreements issued under the Plan on and after October 26, 2005 will also contain the revised Section 3(b) as described above. In addition, Section 3(a) of Exhibit B to such agreements issued on and after October 26, 2005 will provide that, in the event of a change in control, if the award holder is an employee, director or consultant to the Company or its subsidiaries immediately prior to such change in control, the award will vest as to 1/3 of the number of unvested shares subject to such award immediately prior to the change in control. An additional 1/3 of the number of unvested shares subject to such award immediately prior to the change in control will vest on the first and second anniversaries of the change in control, subject to the award holder’s continued service as an employee, director or consultant to the Company or its subsidiaries on each such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

December 28, 2005	By:	/s/ Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President, General Counsel and Secretary